Exhibit 99.1

j2 Global Promotes Chief Operating Officer to Chief Executive Officer

LOS ANGELES—May 27, 2008—j2 Global Communications, Inc. [NASDAQGS: JCOM], the provider of outsourced, value-added messaging and communications services, today announced that it has promoted Hemi Zucker to chief executive officer.  Mr. Zucker takes on this role after serving as the Company’s co-president and chief operating officer since 2005. He joined j2 Global as chief financial officer in 1996 and was named chief marketing officer in 2000.

“Hemi has been a strong leader in each of the varied senior executive positions he has held through his tenure at j2 Global,” said Richard Ressler, j2 Global’s chairman.  “His promotion to CEO represents a natural evolution of his role at the Company and underscores his increasing responsibility and success overseeing the Company’s operations for the past three years as co-president and chief operating officer.”

Mr. Zucker said, “I plan to continue improving what is already a terrific business, and to solidify j2 Global’s long-term leadership in the outsourced messaging and communications space. My title may be different but my role continues to be the leadership of a very talented group of managers and employees as we execute on our business plans and strategies.”

Scott Turicchi, j2 Global’s co-president, will be the Company’s president and will continue to oversee the Company’s investor relations and mergers and acquisitions functions.

About j2 Global Communications
Founded in 1995, j2 Global Communications, Inc. provides outsourced, value-added messaging and communications services to individuals and businesses around the world. j2 Global’s network spans more than 3,000 cities in 45 countries on five continents. The Company offers faxing and voicemail solutions, document management solutions, Web-initiated conference calling, and unified-messaging and communications services. j2 Global markets its services principally under the brand names eFax®, eFax Corporate®, eFax DeveloperTM, Fax.comTM, Send2Fax®, eFax BroadcastTM, jBlast®, jConnect®, Onebox®, Onebox ReceptionistTM, RapidFAXTM, eVoice®, eVoice ReceptionistTM, YAC® and Electric Mail®. As of December 31, 2007, j2 Global had achieved 12 consecutive fiscal years of revenue growth and 6 consecutive fiscal years of positive and growing operating earnings. For more information about j2 Global, please visit www.j2global.com.

Contact:	Jeff Adelman
j2 Global Communications, Inc.
323-372-3617
press@j2global.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: subscriber growth and retention; variability of revenue based on changing conditions in particular industries and the economy generally; protection of j2 Global’s proprietary technology or infringement by j2 Global of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding unified messaging and telecommunications, including but not limited to the imposition of additional taxation or regulatory-related fees; and the numerous other factors set forth in j2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2007 Annual Report on Form 10-K filed by j2 Global on February 25, 2008, and the other reports filed by j2 Global from time to time with the SEC, each of which is available at www.sec.gov. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these financial estimates.